                                                                         EX-99.m

                              GOLD BANK EQUITY FUND

                   DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

     The following  Distribution and Shareholder Servicing Plan (the "Plan") has
been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") by Gold Bank Funds (the  "Trust") on behalf of the Gold
Bank Equity Fund series of the Trust (the "Fund"). The Plan has been approved by the vote of a  majority  of the Board of  Trustees  of the  Trust,  including  a majority of the  Trustees  who are not  interested  persons of the Trust and who have no direct or indirect  financial interest in the operation of the Plan (the
"Independent  Trustees"),  cast in person at a meeting called for the purpose of voting on such Plan.

     The Provisions of the Plan are:

     1. The Trust shall pay to the Fund's underwriter,  Gold Capital Management,
Inc.  ("Gold  Capital  Management"),  or  others  as  directed  by Gold  Capital
Management,  a monthly fee of 0.25% per annum of the average daily net assets of the Fund, to compensate Gold Capital  Management or others for expenses incurred by such parties in the promotion and  distribution of the shares,  including but not  limited  to,  the  printing  of  prospectuses  and  reports  used for sales purposes,  expenses of  preparation of sales  literature  and related  expenses,
advertisements,   and  other  distribution-related  expenses,  as  well  as  any distribution fees paid to securities dealers or others.

     Such  amounts may also be used to  compensate  Gold Capital  Management  or others for, among other things,  furnishing  personal  services and  maintaining shareholder accounts,  which services include, among other things, assisting in, establishing  and  maintaining  customer  accounts and records,  assisting  with purchase and redemption requests,  arranging for bank wires, monitoring dividend payments from the Fund to customers, receiving and answering correspondence, and aiding in  maintaining  their  respective  customers;  all such  services  being provided in connection with the shares.

     Any amounts paid under this paragraph  shall be shall be paid pursuant to a distribution,  servicing or other  agreement  which form of  agreement  has been approved from time to time by Board, including the Independent Trustees.

     2. The  payments  described  in  paragraph  1 shall be made  monthly by the
Trust.  In no event,  shall the  payments  made  under the Plan,  plus any other payments deemed to be made pursuant to the Plan,  exceed the amount permitted to be paid pursuant to the Conduct Rules of the National  Association of Securities
Dealers, Inc.

     3. Gold Capital  Management shall collect and monitor the  documentation of payments made under  paragraphs 1 and 2 above, and shall furnish to the Board of
Trustees  of the Trust,  for their  review on a quarterly  basis,  and the Board shall review, a written report of the monies paid under the Plan, as well as the purpose(s)  for which such  payments  were made,  and shall furnish the Board of
Trustees of the Trust with such other  information  as the Board may  reasonably request in connection  with the payments made under the Plan as to the shares in order to enable the Board to make an informed  determination of whether the Plan should be continued for the Fund.

     4. The Plan  shall  continue  in effect  for a period of more than one year from  its  effective  date  only so long as  such  continuance  is  specifically approved  at least  annually  by the  Trust's  Board of  Trustees,  including  a majority  of the  Independent  Trustees  by a vote  cast in  person at a meeting called for the purpose of voting on the Plan.

     5. The Plan may be terminated at any time, without penalty, by (a) the vote of a majority of the outstanding  voting securities of the Fund, or (b) the vote of a majority of the Independent Trustees.

     6. The Plan may not be  amended  to  increase  materially  the amount to be spent by the Trust on behalf of the Fund  pursuant to  Paragraphs  1 or 2 hereof without approval by a majority of the outstanding voting securities of the Fund.

     7.  All  material  amendments  to  the  Plan,  shall  be  approved  by  the
Independent  Trustees  cast in person at a meeting  called  for the  purpose  of voting on any such amendment or agreements.

     8. This Plan shall take effect on the 31st day of December, 2001.